FIRST BANCORP
                            1519 PONCE DE LEON AVENUE
                           SAN JUAN, PUERTO RICO 00908
                                 (787) 729-8200

                      NOTICE OF MEETING AND PROXY STATEMENT

                             ----------------------

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2005

To the Stockholders of First BanCorp Puerto Rico:

NOTICE IS HEREBY GIVEN that pursuant to a resolution of the Board of Directors and Section 2 of the Corporation's Bylaws, the Annual Meeting of Stockholders of First BanCorp will be held at its principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, on Thursday, April 28, 2005, at 2:00 p.m., for the purpose of considering and taking action on the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

      1. To elect three (3) directors for a term of three years or until their successors have been elected and qualified.

      2. To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation's Independent Registered Public Accounting Firm for fiscal year 2005.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The stockholders or their representatives should register their credentials or proxies with the Corporation's Secretary on or before 2:00 p.m. of the day of the meeting.

The Board of Directors has set March 14, 2005, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

San Juan, Puerto Rico
March 22, 2005

                       By order of the Board of Directors

Carmen Gabriella Szendrey-Ramos, Esq.                  Angel Alvarez-Perez, Esq.
              Secretary                                Chairman, President & CEO

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. YOU MAY REVOKE ANY PROXY THAT YOU GIVE IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

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

                                  FIRST BANCORP
                            1519 Ponce De Leon Avenue
                           Santurce, Puerto Rico 00908

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 2005

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First BanCorp ("the Corporation") for use at the Annual Meeting of Stockholders to be held at the Corporation's main offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, on April 28, 2005, at 2:00 p.m., and at any adjournment thereof. This Proxy Statement is expected to be mailed to stockholders of record on or about March 29, 2005.

                           SOLICITATION AND REVOCATION

      Proxies in the form enclosed are solicited by and on behalf of the Board of Directors. The persons named in the proxy form have been designated as proxies by the Board of Directors. Shares represented by properly executed proxies received will be voted at the Meeting in accordance with the instructions you specify in the proxy. If you do not give instructions to the contrary, each proxy received will be voted for the matters described below. Any proxy given as a result of this solicitation may be revoked, at any time before it is exercised, by the stockholder in the following manner: (i) submitting a written notification to the Secretary of First BanCorp, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and giving proper notice to the Secretary of his or her intention to vote in person. The proxies that are being solicited may be exercised only at the Annual Meeting of First BanCorp or at any adjournment of the Meeting.

      Each proxy solicited hereby gives discretionary authority to the Board of Directors of the Corporation to vote the proxy with respect to (i) the election of any person as director if any nominee is unable to serve, or for good cause will not serve; (ii) matters incident to the conduct of the meeting; (iii) the approval of minutes of the previous Annual Meeting held on April 29, 2004; and
(iv) such other matters as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, the Board of Directors is not aware of any business which may properly come before the Annual Meeting other than that described in this Proxy Statement. However, if any other matters come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the person voting those proxies.

                                VOTING SECURITIES

      The Board of Directors has fixed the close of business on March 14, 2005, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders. At the close of business on the record date there were 40,393,155 shares of the issued and outstanding common stock of the Corporation in circulation, each of which is entitled to one vote at the Annual Meeting.

      The presence, either in person or by proxy, of at least a majority of the Corporation's issued and outstanding shares of common stock in circulation is necessary to constitute a quorum. For purposes of determining quorum, abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote results when a broker or nominee has expressly indicated that it does not have discretionary authority to vote on a particular matter. Action with respect to Proposal 1: Election of three Directors for a three year term, Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm shall be taken by a majority of the total votes present in person or by proxy and entitled to vote. Therefore, as to such prospect, abstentions and broker non-votes will have the same effect as a vote against the proposals. Each share of common stock is entitled to one vote for the proposals to be considered.

                       BENEFICIAL OWNERSHIP OF SECURITIES

      The following sets forth information known to the Corporation as to the persons or entities, which as of March 1, 2005, by themselves or as a group, as the term is defined by section 13(d) (3) of the Securities Exchange Act of 1934, are the beneficial owners of 5% or more of the issued and outstanding common stock of the Corporation in circulation. All information concerning persons who may be beneficial owners of 5% or more of the stock is derived from Schedule 13(D) or 13(G) statements filed and notified to the Corporation.

BENEFICIAL OWNERS OF 5% OR MORE:

Name                                     NUMBER OF SHARES          PERCENTAGE
--------------------------------------------------------------------------------
FMR Corp                                     3,987,640               9.873%
82 Devonshire Street
Boston, MA 02109

Angel Alvarez-Perez                          3,764,459(1),(2)        9.320%
Chairman, President and CEO
First BanCorp
1519 Ponce de Leon Avenue
Santurce, PR 00908

Barclays Global Investors                    2,939,408               7.277%
45 Fremont Street
San Francisco, CA 94105

Garity & Co., Capital Management             2,725,368               6.748%
1414 Banco Popular Center
 Hato Rey, Puerto Rico 00918

BENEFICIAL OWNERSHIP BY DIRECTORS OR NOMINEES:

      The following table sets forth information with regard to the total number of shares of the Corporation's common stock beneficially owned by each current member of the Board of Directors and each nominee to the Board of Directors and each current executive officer and by all current directors and executive officers as a group. Information regarding the beneficial ownership by executive officers and directors is derived from information submitted by such executive officers and directors.


NAME                                                 NUMBER OF SHARES (2)    PERCENTAGE (3)
-------------------------------------------------------------------------------------------
DIRECTORS
Angel Alvarez-Perez,                                       3,764,4591             8.11%
Chairman, President and CEO
Jose Julian Alvarez-Bracero4                                    9,750                 *
Annie Astor-Carbonell,
Senior Executive Vice President and CFO                       927,386             2.00%
Jorge L. Diaz                                                  8,7005                 *
Jose L. Ferrer-Canals                                               0                 *
Jose Menendez-Cortada                                           4,907                 *
Richard Reiss-Huyke                                                 0                 *
Jose Teixidor                                                  60,370                 *
Sharee Ann Umpierre-Catinchi                                  33,7506                 *
EXECUTIVE OFFICERS:
Luis M. Beauchamp, Senior Executive VP                        727,436             1.57%
Aurelio Aleman, Executive VP                                  211,000                 *
Fernando L. Batlle, Executive VP                              231,445                 *
Randolfo Rivera, Executive VP                                 159,450                 *
Dacio Pasarell, Executive VP                                   22,000                 *
Current Directors and Executive Officers as a group         6,161,654            13.27%

*     Represents less than 1%

-------------------
(1)   Includes 10,650 shares owned by the spouse of Mr. Alvarez-Perez.

(2) In the case of executive officers, the number of shares includes option grants that the executive officer may exercise within 60 days. The number of these options is as follows: Angel Alvarez-Perez, 1,236,000; Annie Astor-Carbonell, 199,500; Luis Beauchamp, 190,400; Aurelio Aleman, 186,000; Fernando L. Batlle, 147,000; Dacio Pasarell, 12,000; and Randolfo Rivera, 152,780.

(3) The percentages are based on the shares issued, outstanding and in circulation as of March 1, 2005, plus all outstanding options that the executive officers may exercise within sixty days.

(4)   Not related to Chairman Angel Alvarez-Perez.

(5)   Includes 8,400 shares owned by the spouse of Mr. Diaz.

(6) Excludes 92,000 shares of Preferred Stock held in trust in favor of the daughters of Ms. Umpierre-Catinchi, for which she is the trustee. Includes 4,500 shares owned jointly with her spouse. Excludes 1,045,535 shares owned by Ms. Umpierre-Catinchi's father and former director Angel L. Umpierre, to which Ms. Umpierre-Catinchi disclaims ownership.

              INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTORS OF
                FIRST BANCORP, DIRECTORS WHOSE TERMS CONTINUE AND
                      EXECUTIVE OFFICERS OF THE CORPORATION

      The Bylaws of the Corporation provide that the Board of Directors shall consist of a number of members fixed from time to time by resolution of an absolute majority of the Board of Directors, provided that the number of directors shall always be an odd number and not less than five nor more than fifteen. The Board of Directors currently number nine members. According to the Corporation's Bylaws, the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class is elected each year on a rotating basis. The members of the Board of Directors of First BanCorp are also the members of the Board of FirstBank Puerto Rico (the "Bank"). The Corporation's retirement policy for the Board of Directors states that directors who reach the age of 70 may continue to serve until the end of the term to which they were elected, but will not be eligible to stand for reelection. For a detailed description of the Corporate Governance and Nominating Committee's functions, responsibilities and operations please refer to the Corporate Governance and Nominating Committee section.

      The information presented below regarding the time of service on the Board of Directors includes terms served on the Board of the Bank.

      Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees listed below. If any nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for the replacement nominee or nominees recommended by the Nominating Committee. At this time, the Nominating Committee of First BanCorp knows of no reason why any of the persons listed below may not be able to serve as a director if elected. On February 22, 2005, the Corporate Governance and Nominating Committee approved the inclusion of the nominees in the Corporation's 2005 proxy card. Ms. Annie Astor-Carbonell and Messrs. Jorge L. Diaz and Jose Menendez-Cortada were recommended by non-management directors.

                                   PROPOSAL #1
                              ELECTION OF DIRECTORS
                  NOMINEES FOR A THREE-YEAR TERM EXPIRING 2008

ANNIE ASTOR-CARBONELL, 47
SENIOR EXECUTIVE VICE PRESIDENT - CHIEF FINANCIAL OFFICER

Certified Public Accountant. Senior Executive Vice President and Chief Financial Officer of First BanCorp since March 1997. Executive Vice President and Chief Financial Officer from 1987 to 1997. Senior Vice President and Comptroller from 1984 to 1987. Prior to joining the Corporation, Senior Auditor at Peat Marwick Mitchell & Co. Member of the Board of Directors of the Puerto Rico Community Foundation during 2003 and 2004. Director of Puerto Rico Telephone Company from January 1993 to March 1999, serving as Chairperson from 1997 to March 1999. Member of the Board of Trustees of Sacred Heart University of Puerto Rico from 1991 to 1995, serving as Chairperson from 1993 to 1995. Director of First Federal Finance Corporation d/b/a Money Express, First Leasing and Rental Corporation, FirstBank Insurance Agency, Inc., First Insurance Agency, Inc., FirstMortgage, Inc., First Express, Inc., First Trade, Inc. and FirstBank Overseas Corp7. Joined the Corporation in 1983. Director since 1995.

JORGE L. DIAZ, 51

Executive Vice President and member of the Board of Directors of Empresas Diaz, Inc., general contractors; and Executive Vice President and Director of Betteroads Asphalt Corporation, asphalt pavement manufacturers; Betterecycling Corporation, recycled asphalt manufacturers; and Coco Beach Development Corporation, a real estate development company. Member of the Chamber of Commerce of Puerto Rico, the Association of General Contractors of Puerto Rico and of the U. S. National Association of General Contractors. Member of the Board of Trustees of Baldwin School of Puerto Rico and of Cushing Academy, Boston, Massachusetts. Director since 1999.

JOSE MENENDEZ-CORTADA, 57

Attorney at law. Partner in charge of the corporate and tax divisions of Martinez-Alvarez, Menendez-Cortada & Lefranc Romero, PSC. General Counsel to the Puerto Rico Products Association from 1989 to present. General Counsel to the Board of Bermudez & Longo, S.E. from 1985 to present. Director of Tasis Dorado School since 2002. Director of Marvel Specialties, Inc. since 1985. Director of the Homebuilders Association of Puerto Rico since 2002. Director of The Luis A. Ferre Foundation, Inc., since 2002. Director since 2004.

-------------------
(7) First Federal Finance Corporation d/b/a Money Express, First Leasing and Rental Corporation, First Insurance Agency, Inc., First Trade, First Mortgage, Inc., First Express, Inc. and FirstBank Overseas Corp. are wholly owned subsidiaries of FirstBank Puerto Rico; and First Bank Insurance Agency, Inc. is a wholly owned subsidiary of First BanCorp Puerto Rico.

         THE NOMINATING COMMITTEE RECOMMENDS THAT THE ABOVE NOMINEES BE ELECTED AS DIRECTORS. THE VOTE OF THE HOLDERS OF THE MAJORITY OF THE
   TOTAL VOTES ELIGIBLE TO BE CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE
                           ELECTION OF THE NOMINEES.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2006

JOSE JULIAN ALVAREZ-BRACERO, 71

January 1, 1999 to present, Executive Director of "Fundacion Cruz Azul de Puerto Rico, Inc."; President and Chief Executive Officer of La Cruz Azul de Puerto Rico, a medical insurance provider, from 1995 until retirement on December 31, 1998. Executive Director, La Cruz Azul de Puerto Rico from 1981 to December 1994. Member of the Puerto Rico Chamber of Commerce, serving as President from 1990 to 1991. Established the Interamerican Commerce Council jointly with the Organization of American States. Secretary General of the Olympic Committee. President of the Dr. Garcia Rinaldi Foundation, dedicated to funding health treatment for low-income heart patients. Past member of the Board of Directors of Banco Central Corporation, from April 1987 to January 1996. Director since November 1996.

JOSE TEIXIDOR, 51

Chief Executive Officer and President, B. Fernandez & Hnos., Inc. Chairman of the Board, Pan Pepin Inc.; Chairman of the Board, Baguettes, Inc. President, Eagle Investment Fund, Inc. President Swiss Chalet Inc.; Member of the Board of Directors of El Nuevo Dia, Inc.; Member of the Puerto Rico Chamber of Commerce and of the Industry and Food Distribution Chamber of Commerce. President of the Distributors and Manufacturers Association; Member of the Wholesalers Chamber of Puerto Rico. Director since January 1994.

RICHARD REISS-HUYKE, 57

Financial and management consultant specializing in crisis intervention, financial planning, negotiations, valuations and litigation support since 1979. Director of Banco Santander Puerto Rico from February 1979 to February 2003, and Director of Santander BanCorp from May 2000 to February 2003. Employed by Bacardi Corporation in a number of different capacities, including Chief Financial Officer, Chief Operating Officer, Vice President and Director from 1973 to 1979. Member of the Board of Directors and the audit committee of Pepsi Cola Puerto Rico Bottling Company, from February 1996 to July 1998. President of the Board of Directors of the State Insurance Fund of Puerto Rico. Director since 2003.

               MEMBERS OF THE BOARD CONTINUING IN OFFICE DIRECTORS
                           WHOSE TERMS EXPIRE IN 2007

ANGEL ALVAREZ-PEREZ, 57
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Chairman, President & Chief Executive Officer of First BanCorp since November 1998. President and Chief Executive Officer of FirstBank since 1990, and Chairman since August 1999. Executive Vice President from March 1990 to August 1990. Prior to joining the Corporation, attorney at law, specializing in corporate and commercial law. Partner with the law firm of Vazquez, Vizcarrondo, Alvarez, Angelet & Gonzalez from 1987 to February 1990. Director of VISA International from 1996 until 2004. President of the Puerto Rico Bankers
Association from 1997 to 1998. Director of the Federal Home Loan Bank of New York from December 1993 to January 1995. Chairman and CEO of First Federal Finance Corporation d/b/a Money Express, First Leasing & Rental Corporation, FirstBank Insurance Agency, Inc., First Insurance Agency, Inc., First Trade, Inc., FirstMortgage, Inc., First Express, Inc. and FirstBank Overseas Corp. Director since 1989.

JOSE L. FERRER-CANALS, 45

Doctor of Medicine in private urology practice. Commissioned a Captain in the United States Air Force in March 1991 and appointed Chief of Aeromedical Service of the 482nd Medical Squadron, December 1992. Member American Association of Clinical Urologists, Alpha Omega Alpha Medical Honor Society since 1986. Member Hospital Pavia Peer Group Review Committee, Hospital Pavia, San Juan, Puerto Rico, from 1995 to present. Medical Faculty Representative to Hospital Pavia from 1996 to 1998. Professor of Flight Physiology and Aerospace Medicine, InterAmerican University of Puerto Rico. Member of Board of Directors of American Cancer Society, Puerto Rico Chapter, 1999 to present. Director since 2001.

SHAREE ANN UMPIERRE-CATINCHI, 45

Doctor of Medicine. Assistant Professor at the University of Puerto Rico's Department of Obstetrics and Gynecology from 1993 to present. Director of the Division of Gynecologic Oncology of the University of Puerto Rico's School of Medicine from 1993 to present. Board Certified by the National Board of Medical Examiners, American Board of Obstetrics and Gynecology and the American Board of Obstetrics and Gynecology, Division of Gynecologic Oncology. Director since 2003.

                 SENIOR EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following sets forth information with respect to executive officers of the Corporation and of the Bank who are not directors.

LUIS M. BEAUCHAMP, 62
SENIOR EXECUTIVE VICE PRESIDENT, WHOLESALE BANKING EXECUTIVE AND CHIEF LENDING OFFICER

Senior Executive Vice President, wholesale banking, from March 1997 to present, Chief Lending Officer from March 1997 to present. Executive Vice President,
Chief Lending Officer From 1990 to March 1997. General Manager - New York banking operations, Banco de Ponce from 1988 to 1990. Held the following responsibilities at the Chase Manhattan Bank, N.A.: Regional Manager for Ecuador and Colombia operations and corporate finance for Central American operations, from 1968 to 1988; Country Manager for Mexico from 1986 to 1988; Manager, wholesale banking in Puerto Rico from 1984 to 1986. Director of First Leasing and Rental Corporation, First Federal Finance Corp. d/b/a Money Express, FirstBank Insurance Agency, Inc., First Insurance Agency, Inc., First Express, Inc., FirstMortgage, Inc. and FirstBank Overseas Corp. Joined the Corporation in 1990.

AURELIO ALEMAN, 46
EXECUTIVE VICE PRESIDENT AND CONSUMER BANKING EXECUTIVE

Executive Vice President, consumer banking, FirstBank, since 1998. From 1996 to 1998, Vice President, CitiBank, N.A., responsible for wholesale and retail automobile financing and retail mortgage business. Vice President, Chase Manhattan Bank, N.A., banking operations and technology for corporate capital markets from 1994 to 1996. President and Director of First Leasing and Rental Corporation, First Federal Finance Corporation d/b/a Money Express, and of FirstBank Insurance Agency, Inc., Director of First Insurance Agency, Inc., FirstMortgage, Inc. and First Express, Inc. Joined the Corporation in 1998.

FERNANDO L. BATLLE, 38
EXECUTIVE VICE PRESIDENT - RETAIL AND MORTGAGE BANKING EXECUTIVE

Executive Vice President, Sales and Distribution, Mortgage Banking Group and Virgin Islands operations. Managing Director, Neva Management Corporation, an investment management firm, from April 1996 to October 1997. Senior VP-Investments Department and Treasurer of FirstBank from 1994 to April 1996; and Vice President, Secondary Market at FirstBank, Puerto Rico, from June 1994 to December 1994. Harvard Business School from September 1992, obtaining MBA in June 1994. Assistant VP, Puerto Rico Home Mortgage, from 1989 to August 1992. President and Director of First Express, Inc., First Trade, Inc. and First Insurance Agency, Inc. Director of FirstMortgage, Inc., First Leasing and Rental Corporation, First Federal Finance Corporation d/b/a Money Express, FirstBank Insurance Agency, Inc. and FirstBank Overseas Corp. Rejoined the Corporation in October 1997.

RANDOLFO RIVERA, 51
EXECUTIVE VICE PRESIDENT - COMMERCIAL BANKING EXECUTIVE

Executive Vice President in charge of corporate banking, middle market, international, government and institutional, structure finance and cash management areas of FirstBank. Vice President and component executive for local companies, public sector and institutional markets for Chase Manhattan Bank, N.A. in Puerto Rico from April 1990 to December 1996. Corporate Finance
Executive  in charge of the  Caribbean  and  Central  American  region for Chase
Manhattan Bank in Puerto Rico from January 1997 to May 1998. Joined the Corporation in May 1998.

DACIO A. PASARELL, 56
EXECUTIVE VICE PRESIDENT - OPERATIONS AND TECHNOLOGY AND FLORIDA REGION
EXECUTIVE

Held the following positions at Citibank N.A. in Puerto Rico: Vice President, Retail Bank Manager, from 2000 - 2002; Vice President and Chief Financial Officer, 1996 to 1998; Vice President, Head of Operations - Caribbean Countries, 1994 - 1996; Vice President, Mortgage and Automobile Financing; Product Manager, Latin America, 1986 - 1994; Vice President, Mortgage and Automobile Financing Product Manager for Puerto Rico. President of Citiseguros PR, Inc., 1998 - 2001. Joined the Corporation in 2002.

                        OTHER OFFICERS OF THE CORPORATION

CASSAN PANCHAM, 44
FIRST SENIOR VICE PRESIDENT - EASTERN CARIBBEAN REGION EXECUTIVE

First Senior Vice President, Eastern Caribbean Region Executive. Director of FirstExpress, Inc., First Trade, Inc., and First Insurance Agency, Inc. Held the following positions at JP Morgan Chase Bank Eastern Caribbean Region Banking
Group: Vice President and General Manager, December 1999 to October 2002; Vice President, Business, Professional and Consumer Executive, from July 1998 to December 1999; Deputy General Manager, March 1999; Vice President, Consumer Executive, from December 1997 to June 1998. Joined the Corporation in 2002.

LUIS CABRERA-MARIN, 35
SENIOR VICE PRESIDENT - TREASURY AND INVESTMENTS

Senior Vice President of the Investment and Treasury Department since May 1997. Director of FirstBank Overseas Corp. Director of Asset Management, Government Development Bank for Puerto Rico, from August 1995 to May 1997. Investment Executive, Oriental Financial Services, Inc., Puerto Rico, from August 1994 to August 1995. Joined the Corporation in 1997.

AIDA GARCIA, 53
SENIOR VICE PRESIDENT - HUMAN RESOURCES

Director of Human Resources since May 1990. Second Vice President, Human Resources, from 1988 to 1990. Prior to joining the Corporation, Director of Human Resources, Dr. Federico Trilla Hospital, Carolina, Puerto Rico. Joined the Corporation in 1988.

EMILIO MARTINO, 54
SENIOR VICE PRESIDENT - CREDIT RISK MANAGEMENT

Senior Vice President and Credit Risk Management for the Corporation since June 2002. Staff Credit Executive for the Corporate and Commercial Banking Business components since November 2004. First Senior Vice President of Banco Santander Puerto Rico; Director for Credit Administration, Workout and Loan Review, from 1997 to 2002. Senior Vice President for Risk Area in charge of Workout, Credit Administration, and Portfolio Assessment for Banco Santander Puerto Rico from 1996 to 1997. Deputy Country Senior Credit Officer for Chase Manhattan Bank Puerto Rico from 1986 to 1991. Joined the Corporation in 2002.

NAYDA RIVERA-BATISTA, 31
SENIOR VICE PRESIDENT - GENERAL AUDITOR

Certified Public Accountant. Appointed Senior Vice President and General Auditor on July 2002. Audit Manager at PricewaterhouseCoopers, LLP, from September 1996 to July 2002. Serving as member of the Board of Trustees of the Bayamon Central University since January 2005. Joined the Corporation in 2002.

ALAN COHEN, 39
SENIOR VICE PRESIDENT - MARKETING AND PUBLIC RELATIONS

Appointed Senior Vice President in January 2005. Prior to joining the Corporation, Sales Director, Caribbean Market Unit at Pepsico International from 2001 to 2005. Chief Marketing Officer and Senior Vice President for Banco Santander Puerto Rico from 1999 to 2001. Group Account Director, North Latin America-McDonald's Group, Country Manager-Dominican Republic, Home Market Manager-Puerto Rico and Marketing Assistant-Puerto Rico, from 1991 to 1999. Assistant to the Counselor, Office of the Governor Commonwealth of Puerto Rico, from 1987 to 1991. Joined the Corporation in 2005.

CARMEN GABRIELLA SZENDREY-RAMOS, 37
SENIOR VICE PRESIDENT - GENERAL COUNSEL - SECRETARY OF THE BOARD OF DIRECTORS

Attorney at Law. Appointed Vice President and General Counsel in October 2000. Appointed Assistant Secretary of First Bancorp on February 26, 2002, and Senior Vice President on March 1, 2002. Appointed Secretary of First BanCorp, FirstBank, First Leasing & Rental Corporation, First Federal Finance Corporation d/b/a Money Express, FirstBank Insurance Agency, Inc., First Insurance Agency, Inc., First Trade, Inc., FirstMortgage, Inc., FirstExpress, Inc., and FirstBank Overseas Corp. Prior to joining the Corporation, Assistant Vice President of the Legal Division, Banco Popular de Puerto Rico, from 1997 to September 2000. Private law practice and special projects analyst with law firm Fiddler Gonzalez & Rodriguez from 1995 to 1997. Joined the Corporation in 2000.

LAURA VILLARINO-TUR, 46
SENIOR VICE PRESIDENT - COMPTROLLER

Certified Public Accountant. Appointed Senior Vice President - Comptroller of FirstBank in 1987. Vice President, Assistant Comptroller from 1984 to 1987. Prior to joining the Corporation, staff auditor with Peat Marwick Mitchell & Co. Joined the Corporation in 1984.

                        BOARD OF DIRECTORS AND COMMITTEES

      The Corporation's Board of Directors is composed of the same members as the Bank's Board of Directors. During fiscal 2004, the Board of Directors of First BanCorp held a total of 12 regular meetings and the Board of Directors of the Bank held 12 regular meetings. Each of the incumbent directors attended in excess of 75% of the aggregate of the total meetings of the Board of Directors, and the Board's Committees on which they served.

      The Corporation encourages all members of the Board to attend its Annual Meeting of Stockholders. All of the Corporation's Directors attended the Annual Meeting of Stockholders held on April 29, 2004.

                     INDEPENDENCE OF THE BOARD OF DIRECTORS

      The Board of Directors conducted a self-assessment regarding the independence of its members on April 2004. The criteria for determining independence are as defined by the New York Stock Exchange, the Securities and Exchange Act of 1934 and the Corporation's Independence Principles for
Directors, which are included as Exhibit I to this proxy statement, are published on the Corporation's web page www.firstbancorppr.com under the
Corporate  Governance  section and  available  in print to any  shareholder  who requests it through a written communication sent to Carmen Gabriella Szendrey-Ramos, Esq., Secretary, First BanCorp, 1519 Ponce de Leon Avenue, Santurce, Puerto Rico 00908. According to the Corporation's Corporate Governance Standards adopted by the Board of Directors on December 2003 and amended on December 2004, a substantial majority of the Board shall be composed of directors who meet the requirements for independence established in the Corporation's "Independence Principles" which shall incorporate, at a minimum, those established by the New York Stock Exchange and the Securities and Exchange Commission. The Board shall make a determination at least annually as to the independence of each director, in accordance with standards that are disclosed to the shareholders. The Corporation's Independence Principles for Directors and Corporate Governance Standards are included as Exhibit II to this proxy statement, are available on the Corporation's web page, www.firstbancorppr.com and available in print to any shareholder who requests it through a written communication sent to Carmen Gabriella Szendrey-Ramos, Esq., Secretary, First BanCorp, 1519 Ponce de Leon Avenue, Santurce, Puerto Rico 00908. The Board determined that Messrs. Jose Teixidor, Jose L. Ferrer-Canals, Jorge L. Diaz, Jose Julian Alvarez-Bracero, Richard Reiss-Huyke, Jose Menendez-Cortada and Ms. Sharee Ann Umpierre-Catinchi are independent under such criteria. Messrs. Angel Alvarez-Perez and Ms. Annie Astor-Carbonell are not considered to be independent. Mr. Angel Alvarez-Perez is not independent because he is the Chief Executive Officer of the Corporation. Ms. Annie Astor-Carbonell is not independent because she is the Chief Financial Officer of the Corporation. Non-management directors met twice during 2004 with Mr. Jose Teixidor serving as chairman during the meetings of the Board's executive session.

                    SHAREHOLDER COMMUNICATIONS WITH THE BOARD

      Any shareholder who desires to communicate with the Corporation's Board of Directors may do so by writing to the Chairman of the Board or to the non-management directors as a group in care of the Office of the Corporate Secretary at the Corporation's headquarters, P.O. Box 9146, San Juan, PR, 00908-0146 or by email to directors@firstbancorppr.com or thenetwork@firstbankpr.com. Communications may also be made by calling the following toll-free Hotline telephone number 1-877-888-0002. Any concern related to accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee, communications regarding other matters will be directed to the General Counsel for their proper referral.

                      COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors of the  Corporation  has the following  Committees:
Audit Committee, Corporate Governance and Nominating Committee and Compensation and Benefits Committee.

                       COMPENSATION AND BENEFITS COMMITTEE

      The Compensation and Benefits Committee is composed of three outside directors who meet the independence criteria established by the New York Stock Exchange, the Securities and Exchange Act of 1934 and the Corporation's
Independence Principles for Directors of First BanCorp. The Committee is responsible for the oversight and determination of the proper salary and incentive compensation of the executive officers and key employees of the Corporation.

      The following are the responsibilities of the Compensation and Benefits Committee under its charter:

      1. Review and approve the annual goals and objectives relevant to compensation of the CEO, including the balance of the components of total compensation.

      2. Evaluate the performance of the CEO in light of the agreed-upon goals and objectives and set the compensation level of the CEO based on such evaluation.

      3. Establish and approve the salaries, annual incentive awards and long-term incentives of the CEO, executive officers and selected senior executives.

      4. Evaluate and approve severance arrangements and employment contracts for executive officers and selected senior executives.

      5. Approve and administer the Corporation's cash- and equity-based incentive plans for senior executives.

      6. Prepare and publish an annual executive compensation report in the company's proxy statement.

      7. Periodically review the operation of the Corporation's overall compensation program for key employees and evaluate its effectiveness in promoting shareholder value and company objectives.

      Currently, the Committee is composed of Messrs. Jorge L. Diaz, Jose Teixidor and Jose L. Ferrer-Canals. The Compensation Committee met twice during 2004. A copy of the Committee's charter is available at the Corporation's web page, www.firstbancorppr.com, and available in print to any shareholder who requests it through a written communication sent to Carmen Gabriella Szendrey-Ramos, Esq., Secretary, First BanCorp, 1519 Ponce de Leon Avenue, Santurce, Puerto Rico 00908.

                  CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

      Article I, Section 14, of the Corporation Bylaws establishes a Nominating Committee for selecting the nominees for election as directors at the next succeeding Annual Meeting of Stockholders, and requires that the Nominating Committee be composed of no less than three independent directors. All three members are outside directors who meet the independence criteria established by the New York Stock Exchange, the Securities and Exchange Act of 1934 and the Corporation's Independence Principles for Directors of First BanCorp. Messrs. Jose Teixidor, Jose L. Ferrer-Canals and Jose Julian Alvarez-Bracero are the current members of the Committee.

      The duties of the Corporate Governance and Nominating Committee are as follows:

      1.    Develop a set of corporate governance  principles  applicable to the
            Corporation  for  Board  approval,   and  following  such  approval,
            annually review the principles for continued compliance.

      2. Establish the criteria for selecting new directors in accordance with the requirements of the New York Stock Exchange.

      3.    Recommend the director nominees for approval by the Board.

      4. Have the authority to retain and terminate outside consultants or search firms to advise the Committee regarding the identification and review of candidates, including sole authority to approve such consultant's or search firm's fees, and other retention terms.

      5. Review annually the Corporation's Insider Trading Policy to ensure continued compliance with applicable legal standards and corporate best practices. In connection with its annual review of the Insider Trading Policy, the Committee shall also review the list of executive officers subject to Section 16 of the Securities and Exchange Act of 1934, as amended, and the list of persons subject to the trading windows contained in the Policy.

      6. Review annually and update, as necessary, this Charter's adequacy and the performance of the Committee, and receive approval from the Board of any proposed changes.

      7. Consistent with the foregoing, take such actions as deemed necessary to encourage continuous improvement of, and to foster adherence to, the Company's corporate governance policies, procedures and practices at all levels, and to perform other corporate governance oversight functions as requested by the Board.

      The criteria for selecting new directors as well as the desired qualifications of the members of the Board of Directors are included in the Corporation's Corporate Governance Standards adopted by the Board of Directors in December 2003 and reviewed in December 2004. According to the standards, all directors should be persons of the highest integrity, who abide by exemplary standards of business and professional conduct. They should possess the skills and judgment and the commitment to devote the time and attention necessary to fulfill their duties and responsibilities. Based on these requirements, the Corporate Governance and Nominating Committee evaluates potential nominees who are recommended by shareholders, non-management directors, the chief executive officer or other executive officers. There are no differences in the manner in which the Committee evaluates nominees for directors based on whether the nominee is recommended by shareholders.

      On November 25, 2003, the Corporation adopted a Code of Conduct for Senior Financial Officers ("Code"). The Code states the principles to which senior financial officers must adhere in order to act in a manner consistent with the highest moral and ethical standards. The Code imposes a duty to avoid conflicts of interest, comply with the laws and regulations that apply to the Corporation and its subsidiaries specifically making reference to those regarding transactions in the Corporation's securities. Neither the Audit Committee nor the General Counsel received any requests for waivers under the Code. The Code is included as an exhibit on the Corporation's Annual Report on Form 10-K, is available at the Corporation's website, www.firstbancorppr.com and is also available in print to any shareholder who requests it through a written communication sent to Carmen Gabriella Szendrey-Ramos, Esq., Secretary, First BanCorp, 1519 Ponce de Leon Avenue, Santurce, Puerto Rico 00908.

      The Corporation has also adopted a Code of Ethics that is applicable to all employees of the Corporation and all of its subsidiaries which purports to strengthen the ethical culture that prevails in the Corporation. The Code of Ethics addresses among other matters conflicts of interest, operational norms and confidentiality of the Corporation's and its customer's information. The Code of Ethics is included as an exhibit on the Corporation's Annual Report on Form 10-K, is available at the Corporation's website, www.firstbancorppr.com and is also available in print to any shareholder who requests it through a written communication sent to Carmen Gabriella Szendrey-Ramos, Esq., Secretary, First BanCorp, 1519 Ponce de Leon Avenue, Santurce, Puerto Rico 00908.

      No nominations for directors, except those made by the Nominating Committee, shall be voted upon at the Annual Meeting, unless other nominations by stockholders are made in writing and delivered to the Secretary of the Corporation, PO Box 9146, San Juan, PR 00908-0146, at least thirty (30) days prior to the date of the Annual Meeting. The Corporate Governance and Nominating Committee has not received recommendations from shareholders for the 2005 Annual Meeting. Ballots bearing the names of the persons nominated by the Nominating Committee and by stockholders, if any, will be provided for use at the Annual Meeting. The Committee met a total of two times during fiscal year 2004. A copy of the Committee's charter is available at the Corporation's web page, www.firstbancorppr.com and available in print to any shareholder who requests it through a written communication sent to Carmen Gabriella Szendrey-Ramos, Esq., Secretary, First BanCorp, 1519 Ponce de Leon Avenue, Santurce, Puerto Rico 00908.

                                 AUDIT COMMITTEE

      The Audit Committee is composed of three outside directors who meet the independence criteria established by the New York Stock Exchange, the Securities and Exchange Act of 1934 and the Corporation's Independence Principles for Directors of First BanCorp. Each member of our Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The "audit committee financial expert" designated by our Board is Mr. Jose Julian Alvarez-Bracero. For a brief description of Mr. Alvarez-Bracero's qualifying experience, please refer to the Board of Directors and Committees section of this proxy. According to a self-assessment performed by the Audit Committee, and which was presented to the Board during 2005, Mr. Richard Reiss-Huyke also qualifies as a financial expert. Please refer to the Board of Directors and Committees section of this proxy for a description of the qualifying experience.

      Under the terms of its charter, which was last reviewed and approved by the Board on February 22, 2005, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Corporation's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, the Company's compliance with legal and regulatory requirements and its ethics program, the independent auditors' qualifications and independence, the performance of the Company's internal audit function and the performance of its independent auditors. The Committee also monitors the quality of the Corporation's assets in order to provide for early identification of possible problem assets. The Audit Committee Charter is included as Exhibit III to this proxy statement, is published at the corporation's web page, www.firstbancorppr.com and available in print to any shareholder who requests it through a written communication sent to Carmen Gabriella Szendrey-Ramos, Esq., Secretary, First BanCorp, 1519 Ponce de Leon Avenue, Santurce, Puerto Rico 00908. During fiscal 2004, the Audit Committee met a total of 12 times.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      As stated above, the Audit Committee reviews the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In this context, the Committee has met and held discussions with management and the Independent Registered Public Accounting Firm. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee has reviewed and discussed the consolidated financial statements with management and with the Independent Registered Public Accounting Firm.

      In addition, the Committee discussed with the Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP, their independence from the Corporation, the Bank and management. To the extent necessary, the Committee also reviewed all relationships and services that might bear on the auditors' objectivity as Independent Registered Public Accounting Firm. The Committee has received written affirmation from the Independent Registered Public Accounting Firm as required by the Independence Standards Board Standard No. 1, Independence Standards with Audit Committees, assuring their independence.

      In reliance with the reviews and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for fiscal year 2004 to be submitted to the Securities Exchange Commission. The Committee and the Board of Directors have also recommended, subject to stockholder approval, the reappointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Corporation for fiscal year 2005.

   By the Audit Committee of the Board of Directors:
   Jose Julian Alvarez-Bracero
   Jose L. Ferrer-Canals
   Richard Reiss-Huyke

                            COMPENSATION OF DIRECTORS

      Outside directors of the Corporation do not receive compensation for service to the Board of Directors of the Corporation; however, they receive compensation for their service to the Board of Directors of the Bank and its committees. Outside directors received $1,300 for each meeting of the Board of the Bank attended during fiscal year 2004. Outside directors also received $950 for attendance at the meetings of the Audit Committee and $550 for attendance at the meetings of the Credit Committee, Compensation and Benefits Committee and Corporate Governance and Nominating Committee during fiscal year 2004.

      Officers of the Corporation, the Bank or the subsidiaries do not receive fees or other compensation for service on the boards of directors of the Corporation, the Bank, the subsidiaries or any of their committees.

      The following table sets forth fees paid to outside directors for their attendance at meetings of the Board of Directors of the Bank and committees during fiscal 2004.

                       BOARD & COMMITTEE MEETINGS IN 2004

                                  BOARD OF           AUDIT            CREDIT         COMPENSATION       NOMINATING           TOTAL
 NAME                            DIRECTORS         COMMITTEE         COMMITTEE         COMMITTEE         COMMITTEE            FEES
------------------------------------------------------------------------------------------------------------------------------------
JUAN ACOSTA REBOYRAS*             $  3,900               N/A          $  1,650               N/A               N/A          $  5,550
JOSE JULIAN ALVAREZ-BRACERO       $ 14,300          $ 11,400               N/A               N/A          $    550          $ 26,250
JORGE L. DIAZ                     $ 15,600               N/A          $  5,500          $  1,100          $  1,100          $ 23,300
JOSE L. FERRER-CANALS             $ 15,600          $ 11,400               N/A          $  1,100          $    550          $ 28,650
JOSE MENENDEZ-CORTADA             $ 11,700               N/A          $  3,850               N/A               N/A          $ 15,550
RICHARD REISS-HUYKE               $ 13,000          $ 10,450               N/A               N/A               N/A          $ 23,450
JOSE TEIXIDOR                     $ 14,300               N/A          $  4,400          $  1,100          $  1,100          $ 20,900
SHAREE ANN UMPIERRE-CATINCHI      $ 14,300               N/A          $  4,400               N/A               N/A          $ 18,700
TOTAL                             $102,700          $ 33,250          $ 20,350          $  3,300          $  3,300          $162,900

* Director Juan Acosta Reboyras served on the Board and on the Credit Committee until April 2004.


                       COMPENSATION OF EXECUTIVE OFFICERS

      The summary compensation table set forth below discloses compensation for the Chief Executive Officer and the most highly paid executive officers of the Corporation, the Bank or its subsidiaries who worked with the Corporation, the Bank or such subsidiaries during any period of such fiscal year and whose total cash compensation for fiscal 2004 exceeded $100,000 ("Named Executives"). The table includes bonus payments granted during a meeting of the Compensation and Benefits Committee held in February 2005 and the regular meeting of the Board of Directors held in March 2005, which were meant as compensation for performance of the Named Executives during fiscal 2004.

SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       LONG- TERM
                                                     ANNUAL COMPENSATION                                             COMPENSATION
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            STOCK
                                                                                                                          OPTIONS
NAME AND POSITION                                  YEAR       SALARY ($)         BONUS ($)     OTHER ($)(8)               GRANTED
---------------------------------------------------------------------------------------------------------------------------------
Angel Alvarez-Perez                                2004        1,189,904         1,000,000           11,880               180,000
Chairman, President and                            2003          882,909           800,000           10,480               150,000
Chief Executive Officer                            2002          825,000           700,000            5,440               225,000
---------------------------------------------------------------------------------------------------------------------------------
Annie Astor-Carbonell                              2004          507,230           360,000           11,613                36,000
Senior Executive Vice President and                2003          428,077           300,000            9,994                30,000
Chief Financial Officer                            2002          400,000           250,000            5,198                45,000
---------------------------------------------------------------------------------------------------------------------------------
Luis M. Beauchamp
Senior Executive Vice President                    2004          571,497           410,000           11,880                38,400
Wholesale Banking Executive and Chief              2003          481,594           350,000            9,745                32,000
Lending Officer                                    2002          450,000           300,000            5,623                48,000
---------------------------------------------------------------------------------------------------------------------------------
Aurelio Aleman                                     2004          444,343           400,000           11,663                36,000
Executive Vice President &                         2003          374,575           300,000            9,849                30,000
Consumer Banking Executive                         2002          350,000           250,000            4,197                45,000
---------------------------------------------------------------------------------------------------------------------------------
Fernando L. Batlle                                 2004          444,343           400,000           11,808                36,000
Executive Vice President                           2003          374,575           300,000           10,597                30,000
Retail & Mortgage Banking Executive                2002          350,000           250,000            5,375                45,000
---------------------------------------------------------------------------------------------------------------------------------
Dacio Pasarell                                     2004          350,000           150,000            5,880                12,000
Executive Vice President &                         2003          313,462           100,000            4,150                     0(9)
Operations & Technology Executive                  2002           84,231**          50,000*            - 0-                10,000
---------------------------------------------------------------------------------------------------------------------------------
Randolfo Rivera                                    2004          444,343           300,000           11,880                30,000
Executive Vice President                           2003          374,575           250,000           10,378                25,000
Commercial Banking Executive                       2002          350,000           200,000            5,560                30,000
---------------------------------------------------------------------------------------------------------------------------------

*     Bonuses corresponding to 2004 performance were granted in February 2005.

**    Represents compensation from September 16, 2002 to December 31, 2002.

(8) Represents the Corporation's pro rata contribution to the executive's participation in the Defined Contribution Retirement Plan and the contribution to the executive's life insurance policy premium in excess of the contribution applicable to all other employees.

(9) Mr. Pasarell was granted 10,000 options upon joining the Corporation in September 2002.

                                STOCK OPTION PLAN

      The Stock Option Plan is intended to encourage optionees to remain in the employ of the Corporation, the Bank or its subsidiaries and to assist the Board of Directors and Management in its efforts to attract and to recruit qualified officers to serve the Corporation, the Bank or its subsidiaries. The stock subject to such stock options shall be authorized but unissued shares of the Corporation's $1.00 par value common stock.

      The Plan is administered by the Compensation and Benefits Committee (the "Committee"). Please see the Compensation and Benefits Committee section for detailed description of its functions and responsibilities. The Committee has discretion to select which eligible persons will be granted stock options, the number of shares of common stock that may be subject to such options, whether stock appreciation rights will be granted for such options and, generally, to determine the terms and conditions in accordance with the Plan. The Plan also provides for proportionate adjustments in the event of changes in capitalization resulting from, among other things, merger, consolidation, reorganization, recapitalization, reclassification, and stock dividends or splits. All options must be granted within ten years of the effective dates of the Plan. All options granted expire on the date specified in each individual option agreement, which date will not be later than the tenth anniversary of the date the option was granted. An eligible person may hold more than one option at a time. The purchase price of options granted shall not be less than the fair market value of the Corporation's common stock at the date of the grant.

      The Plan may be amended at any time by the Board of Directors, subject to any applicable regulatory limitation or regulatory approval requirement. However, shareholder approval is required if an amendment increases the number of shares of common stock that may be subject to options, materially changes the eligibility criteria, changes the minimum purchase price or increases the maximum term of the options.

      The Plan also provides that no person shall be eligible for a stock option grant if at the date of such grant such person beneficially owns more than ten percent (10%) of the outstanding common stock of the Corporation. In addition, pursuant to the change of control provisions contained in Section 12 of the Banking Law of Puerto Rico, as amended (7 L.P.R.A. 39), to the extent that by the exercise of an option a person would acquire the beneficial ownership of five percent (5%) or more of the issued and outstanding common stock of the Corporation, such person must obtain the approval of the Commissioner of Financial Institutions of Puerto Rico prior to the exercise of such option. Options granted under the Plan are not transferable other than by will or the laws of descent and distribution. During the life of the optionee, the options may be exercised only by such optionee. In the event of the death or disability of an optionee, options may be exercised whether or not exercisable at the time of such death or disability within one year after the date of such death or disability, but not later than the date the option would otherwise have expired.

      If the employment of an employee is terminated by retirement in accordance with the Corporation's normal retirement policies or is voluntarily or involuntarily terminated within one year after the date of a change in control, the option may be exercised within three months of such occurrence whether or not the option is exercisable at such time, but not later than the date that the option would otherwise have expired.

      Options may be exercised by payment of the fair market price per share established in the Option Agreement, as adjusted for any changes in capitalization, if applicable. Payment may be in cash or at the election of the optionee, common stock of the Corporation having an aggregate fair market value equal to or less than the total option price (i.e. purchase price multiplied by the number of shares bought), plus cash. At the discretion of the Committee, the optionee could be granted stock appreciation rights with respect to an option.

      In April 1987, the Stockholders ratified the Corporation's first Stock Option Plan (the "1987 Plan"), which expired on January 21, 1997. As of such expiration date, no new options have been granted under the expired 1987 Plan. On April 19, 1997, the Stockholders ratified a new Stock Option Plan (the "1997 Plan"), for which 2,898,704 shares were set aside. As of December 31, 2004, there were a total of 2,394,030 shares subject to unexercised options granted under the 1997 Plan. Except to the extent limited by the Puerto Rico Internal Revenue Code of 1994, as amended, all outstanding options are now exercisable.

                        OPTION/GRANTS IN LAST FISCAL YEAR

      The table set forth below discloses the information regarding the stock options granted to the Corporation's Chief Executive Officer and the most highly paid executives during 2004.

                                              SHARES
                                          UNDERLYING                                                                         VALUE
                                         OPTIONS/SAR        % GRANTED IN            EXERCISE         EXPIRATION         GRANT DATE
 NAME                                   GRANTED 2004         FISCAL 2004       BASE PRICE ($)              DATE      PRESENTVALUE*
----------------------------------------------------------------------------------------------------------------------------------
 Angel Alvarez-Perez                       180,000              38.64%              $ 42.90           02/20/14        $ 1,640,700
 Annie Astor-Carbonell                      36,000               7.73%              $ 42.90           02/20/14          $ 328,140
 Luis M. Beauchamp                          38,400               8.24%              $ 42.90           02/20/14          $ 350,016
 Aurelio Aleman                             36,000               7.73%              $ 42.90           02/20/14          $ 328,140
 Fernando L. Batlle                         36,000               7.73%              $ 42.90           02/20/14          $ 328,140
 Dacio Pasarell                             12,000               2.58%              $ 42.90           02/20/14          $ 109,380
 Randolfo Rivera                            30,000               6.43%              $ 42.90           02/20/14          $ 273,450

      *As permitted by SEC rules he Black/Scholes pricing model was used to value these stock options. It should be noted that this model is only one method of valuing options and First BanCorp's use of the model is not an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price and the time of exercise. Options granted on February 20, 2004, were granted at $42.90. All options were granted at the market price of First BanCorp's common stock on the day of the grant. All options were granted for a term of ten years and, except to the extent limited by law, are exercisable at any time during the term of the option. In calculating the value of such option, the following assumptions were made:

      o Estimated time until exercise of 3.28 years for all options granted during fiscal 2004.

      o The risk-free rate, which was obtained from U.S. Federal Government obligations maturing close to the estimated time until exercise of the option is 2.362% for options granted on February 20, 2004.

      o Volatility assumption is the historical price volatility of the corporation's closing stock price as measured by standard deviation of day-to-day logarithmic price changes. The volatility for the options granted on 02/20/04 is 28.556%.

      o Based on the above assumptions, the theoretical value of the stock options granted on 2/20/04 is $9.115. These valuations do not take into account the non-transferability provisions of the Stock Option Plan.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

      The table set forth below discloses the aggregated options/SAR exercises and value realized and the number of unexercised options and the value thereof with regards to the Named Executives as of December 31, 2004, under the Plan. All presently unexercised options are exercisable at this time, except to the extent limited by the Puerto Rico Internal Revenue Code of 1994, as amended.

                                                                                                                          VALUE OF
                                                                                             NUMBER OF                 UNEXERCISED
                                                            SHARES                         UNEXERCISED                IN-THE-MONEY
                                                          ACQUIRED            VALUE            OPTIONS                  OPTIONS AT
NAME                                                   ON EXERCISE         REALIZED        AT 12/31/04                   12/31/04*
----------------------------------------------------------------------------------------------------------------------------------
Angel Alvarez-Perez                                            0                 0          1,236,000              $53,193,730.50
Annie Astor-Carbonell                                     48,000     $1,474,224.00            199,500              $ 8,599,756.80
Luis M. Beauchamp                                         84,000     $2,906,751.90            158,400              $ 7,590,616.40
Aurelio Aleman                                            45,000     $1,103,990.50            176,000              $ 7,531,190.10
Fernando L. Batlle                                        96,000     $3,256,365.60            198,000              $ 5,646,418.50
Dacio Pasarell                                            10,000     $  366,700.00             12,000              $   247,320.00
Randolfo Rivera                                           11,220     $  292,000.50            152,780              $ 6,015,354.30

* The value of unexercised in-the-money options in the table above represents the difference between the grant price of the option and the market price as of December 31, 2004, multiplied by the number of in-the-money options outstanding as of that date. At the close of business on December 31, 2004, the closing price of First BanCorp's common stock was $63.51. The average price at which the Named Executives could have exercised their outstanding options as of such date was $10.417 for options granted on 11/25/97; $18.0625 for options granted on 5/26/98; $17.7083 for options granted on 6/23/1998; $17.333 for options granted on 11/17/98; $13.0833 for options granted on 11/23/99; $14.8750 for options granted on  12/13/00;  $18.6867  for  options  granted on  2/26/02;  $25.990 for options granted on 10/29/02; $29.55 for options granted on 2/25/03 and $42.90 for options granted on 02/20/04. As of 12/31/04, the Named Executives held unexercised options to purchase shares as follows: Angel Alvarez-Perez: 156,000 granted on 11/25/97, 150,000 granted on 11/17/98, 150,000 granted on 11/23/99,
225,000  granted on 12/13/00;  225,000  granted on 02/26/02,  150,000 granted on
2/25/03 and 180,000 granted on 2/20/04. Annie Astor-Carbonell: 24,000 granted on 11/17/98, 24,000 granted on 11/23/99 and 40,500 granted on 12/13/00, 45,000 granted on 02/26/02,  30,000  granted on 2/25/03 and 36,000  granted on 2/20/04.
Luis M. Beauchamp: 27,000 granted on 11/17/98, 45,000 granted on 12/13/00, 48,000 granted on 02/26/02, 32,000 granted on 2/25/03 and 38,400 granted on
2/20/04. Aurelio Aleman: 18,000 granted on 11/17/98, 18,000 granted on 11/23/99,
39,000  granted on  12/13/00,  45,000  granted on  02/26/02,  30,000  granted on
2/25/03 and 36,000 granted on 2/20/05. Fernando L. Batlle: 36,000 granted on 12/13/00, 45,000 granted on 02/26/02, 30,000 granted on 2/25/03 and 36,000 granted on 2/20/04. Randolfo Rivera: 60,000 granted on 5/26/98, 7,780 granted on 12/13/00; 30,000 granted on 02/26/02, 25,000 granted on 2/25/03 and 30,000 granted on 02/20/04. Dacio Pasarell: 12,000 granted on 02/20/04. All options were granted at an exercise price equal to the market price of First BanCorp's common stock on the date of grant. The Stock Option Plan provides for automatic adjustments in the number and price of options due to changes in capitalization resulting from stock dividends or splits.

                              EMPLOYMENT AGREEMENTS

      The  following  table  discloses   information  regarding  the  employment
agreements of the Named Executives.

                               EFFECTIVE             CURRENT            TERM OF
NAME                             DATE              BASE SALARY           YEARS
-------------------------------------------------------------------------------
Angel Alvarez-Perez            05-14-98            $1,500,000              4
Annie Astor-Carbonell          04-14-98              $531,300              4
Luis M. Beauchamp              05-14-98              $598,400              4
Aurelio Aleman                 02-24-98              $465,300              4
Fernando L. Batlle             05-14-98              $465,300              4
Randolfo Rivera                05-26-98              $465,300              3

The agreements provide that on each anniversary of the date of commencement of each agreement the term of such agreement shall be automatically extended for an additional one (1) year period beyond the then-effective expiration date, unless either party receives written notice that the agreement shall not be further extended. Notwithstanding such contract, the Board of Directors may terminate the contracting officer at any time; however, unless such termination is for cause, the contracting officer will continue to be entitled to the compensation provided in the contract for the remaining term thereof. "Cause" is defined to include personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order or any material breach of any provision of the Employment Agreement.

      In the event of a "change in control" of the Corporation during the term of the employment agreements, the executive shall be entitled to receive a lump sum severance payment equal to his or her then current base annual salary plus the highest cash performance bonus received by the executive in any of the four
(4) fiscal years prior to the date of the change in control, multiplied by the term of years for which such contracting officer's employment agreement was to be effective on the date into which it was entered. The severance payment that each of the contracting officers would have received if his or her agreement had been terminated as of December 31, 2004, pursuant to a change in control was: Angel Alvarez-Perez, $8,759,616; Annie Astor-Carbonell, $3,452,924; Luis M. Beauchamp, $3,925,984; Aurelio Aleman, $3,377,372; Fernando L. Batlle, $3,177,372, Randolfo Rivera, $2,977,372.

      Pursuant to the employment agreements, a "change in control" shall be deemed to have taken place if a third person, including a group as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Corporation having 25% or more of the total number of votes which may be cast for the election of directors of the Corporation, or which, by cumulative voting, if permitted by the Corporation's Charter or Bylaws, would enable such third person to elect 25% or more of the directors of the Corporation; or if, as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before such transactions shall cease to constitute a majority of the Board of the Corporation or any successor institution.

                      DEFINED CONTRIBUTION RETIREMENT PLAN

      The Corporation has a Defined Contribution Retirement Plan under Section 165(e) of Puerto Rico's Internal Revenue Act (10) that provides participating employees with retirement, death, disability and termination of employment benefits in accordance with their participation. The Plan complies with the "Employee Retirement Income Security Act of 1974 (ERISA)" and the "Retirement Equity Act of 1984 (REA)." The Corporation's employees are eligible to participate in the Plan after completing one year of service, and there is no age requirement. An individual account is maintained for each participant and benefits are paid based solely on the amount of each participant's account.

      Participating employees may defer from 1% to 10% of their annual salary, up to a maximum of $8,000, into the Plan on a pre-tax basis as employee salary savings contributions. Each year the Corporation will make a contribution equal to 25% of each participating employee's salary savings contribution; however, no match is provided for salary savings contributions in excess of 4% of compensation. At the end of the fiscal year, the Corporation may, but is not obligated to make, additional contributions in an amount determined by the Board of Directors; however, the maximum of any additional contribution in any year may not exceed 15% of the total compensation of all eligible employees participating in the Plan and no basic monthly or additional annual matches need be made on years during which the Corporation incurs a loss.

      In fiscal 2004, the total contribution to the Plan by the Corporation amounted to $501,273 which funds were distributed on a pro rata basis among all participating employees. The table below sets forth the total of the Corporation's contribution during fiscal 2004 to the Named Executives of the Corporation who participate in the Plan.

      Angel Alvarez-Perez              $ 6,000
      Annie Astor-Carbonell            $ 5,733
      Luis M. Beauchamp                $ 6,000
      Aurelio Aleman                   $ 5,783
      Fernando L. Batlle               $ 5,928
      Randolfo Rivera                  $ 6,000


                           DEFERRED COMPENSATION PLAN

      The Corporation has a Deferred Compensation Plan available to Executive Officers whereby the executives may defer a portion of their salary. These deferred amounts, if any, are included in the amounts disclosed in the summary compensation table. The Corporation does not match any of the deferred amounts. The deferred amounts are deposited in a Trust that is administered by the Bank. The Corporation does not guarantee a return on the investment of these funds.

                REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

      The Executive Compensation Program is administered by the Compensation and Benefits Committee (the "Committee"), which is composed of three (3) independent directors selected by the Board of Directors. For further description of the Committees' duties and responsibilities please refer to the Compensation and Benefits Committee Section of this Proxy Statement. During the meeting held on fiscal 2004 the Committee was composed of Messrs. Jose Teixidor, Jorge L. Diaz and Jose L. Ferrer-Canals.


-------------------
(10) Section 165 of Puerto Rico's Internal Revenue Act is similar to Section 401(k) of the Federal Internal Revenue Code.

EXECUTIVE COMPENSATION POLICY

      The Corporation operates in a highly competitive industry where the quality, creativity and professionalism of its executives are of utmost importance to the success, profitability and growth of the institution. The underlying philosophy of any effective compensation program must be to retain and recruit top executives who will make significant contributions to the promotion and achievement of the institutional goals, which will ultimately result in enhanced shareholder value. Accordingly, the Corporation has put in place a compensation policy that is designed to recruit, retain and reward key executives who demonstrate the capacity to lead the Corporation in achieving its business objectives.

OBJECTIVES

      o     Stimulate   behavior  that  will  lead  to  the  attainment  of  the
            Corporation's goals.

      o Provide additional short-term and long-term variable compensation to enable implementation of a pay-for-performance package.

      In making their determinations for fiscal 2004, the Compensation Committee in accordance with its charter reviewed the Corporation's performance as a whole and the performance of the Named Executives in relation to the performance goals that have been set forth. The Committee also took into consideration the performance of the Corporation in comparison with the performance of other Corporations in the community as well as the performance of the Corporation in relation to other institutions of similar size and complexity of loan portfolio and other assets. On the basis of their review, the Committee took the following actions with regard to the Named Executives:

PERFORMANCE BONUS

      The Executive Compensation Program provides for a performance bonus plan whose purpose is to maximize the efficiency and effectiveness of the operation of the Corporation. The Committee has designated the CEO and the Executive Vice Presidents of the Corporation as plan participants. The performance bonus is linked to the performance of the Corporation as a whole as well as the achievement of individual goals by each of the Named Executives. Based on the Corporation's performance and the performance of each of the Named Executives in fiscal 2004, the Committee recommended, and on February 20, 2005, the Board granted, the following performance bonuses to the following Named Executives:
Luis M. Beauchamp, Senior Executive Vice President, $410,000; Annie Astor-Carbonell, Senior Executive Vice President, $360,000; Aurelio Aleman,
Executive Vice President, $400,000; Fernando L. Batlle, Executive Vice President, $400,000; Randolfo Rivera, Executive Vice President, $300,000 and Dacio Pasarell, Executive Vice President, $150,000.

LONG-TERM COMPENSATION

      The Executive Compensation Plan also contemplates long-term incentive compensation in the form of stock options under the Corporation's Employee Stock Option Plan (the "SOP"). The Compensation Committee has discretion to select which of the eligible persons will be granted stock options, whether stock appreciation rights will be granted with such options, and generally to determine the terms and conditions of such options in accordance with the provisions of the SOP. During fiscal 2004 the following 10-year options were granted to the Named Executives: Luis M. Beauchamp, Senior Executive Vice President, 38,400; Annie Astor-Carbonell, Senior Executive Vice President, 36,000; Aurelio Aleman, Executive Vice President, 36,000; Fernando L. Batlle, Executive Vice President, 36,000; Randolfo Rivera, Executive Vice President 30,000; Dacio Pasarell, Executive Vice President 12,000.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

      Mr. Angel Alvarez-Perez has served as President and Chief Executive Officer of FirstBank since September 1990 and as Chairman, President and CEO of First Bancorp since November 1998. During fiscal 2004, the annual salary of Mr. Angel Alvarez-Perez was $1,100,000. On February 20, 2005, the Committee granted the President a cash bonus of $1,000,000 corresponding to performance in fiscal 2004. During fiscal 2004, the President received 180,000 stock options. The compensation granted was determined in accordance with the Corporation's compensation policy described above. In making such determination, the Committee took into consideration the Corporation's performance during 2004, including the continued significant increase in First BanCorp's earnings, continued control of operating expenses, and the achievement of goals that are geared to ensure the Corporation's continued trend of earnings growth that has produced excellent value for First BanCorp's stockholders.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the members of the Compensation Committee has served as an officer or employee of the Corporation, the Bank or of a subsidiary of the Corporation or of the Bank.



                   [Graph showing performance of common stock
                 from December 31, 1998, to December 31, 2004]


                    12/31/1998       12/31/1999      12/31/2000      12/31/2001       12/31/2002      12/31/2003       12/31/2004
 First BanCorp         $ 100            $  70           $  82           $ 100            $ 121           $ 216            $ 350
 S&P 500               $ 100            $ 121           $ 111           $  98            $  76           $  98            $ 109
 S&P Supercom
 Bank Index            $ 100            $  84           $  97           $  96            $  96           $ 123            $ 141

                    PERFORMANCE OF FIRST BANCORP COMMON STOCK

      The stock performance graph set forth above compares the cumulative total shareholder return of the Corporation's common stock from December 31, 1998, to December 31, 2004, with cumulative total return of the S&P 500 Market Index. The S&P 500 Market Index is a broad index that includes a wide variety of issuers and industries representative of a cross section of the market. The S&P Supercomposite Banks Index is a capitalization-weighted index that is composed of 96 members.

                            OTHER EMPLOYMENT BENEFITS

      The Corporation's executive officers are provided hospitalization and medical insurance under group plans on generally the same basis as other full-time employees of the Corporation. The Corporation offers to all executive officers a life insurance policy of $1,000,000. In addition, the Corporation offers all of its employees a contributory medical and hospitalization plan and non-contributory long-term disability coverage, which will pay 60% at such employees' salaries up to a maximum of $6,000 per month until age 65. The plans are provided through Servicios de Seguros de Salud, Inc. (SSS) a Blue Cross and Blue Shield Association of Puerto Rico.

           BUSINESS TRANSACTIONS BETWEEN FIRSTBANK OR ITS SUBSIDIARIES
                       AND EXECUTIVE OFFICERS OR DIRECTORS

      During fiscal 2004, directors and officers and persons or entities related to such directors and officers were customers of and had transactions with the Corporation and/or its subsidiaries. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable transactions with other persons who are not insiders, and did not either involve more than the normal risk of uncollectibility or present other unfavorable features.

                            SECTION 16(A) COMPLIANCE

      Based  on  reports  filed  with the  Securities  Exchange  Commission  and information obtained from officers and directors of the Corporation, the Corporation is not aware of any failure by its executive officers or directors to file on a timely basis any reports required to be filed by Section 16(a) of Securities Exchange Act of 1934 with respect to beneficial ownership of shares of the Corporation except for the following instances: Director Sharee Ann Umpierre-Catinchi filed two late Form 4s which corresponded to additional acquisitions of shares. Both transactions have been notified in their corresponding Forms 4 and 5. Director Jose Teixidor filed one late Form 4 corresponding to the disposition of shares and Mr. Randolfo Rivera filed one late Form 4 corresponding to the disposition of shares.

                                   AUDIT FEES

      Total fees paid to the external auditors for the years ended December 31, 2003 and 2004, were $342,500 and $851,850, respectively, distributed as follows:

      o Audit fees for the audit of financial statements and internal control over financial reporting: $307,500 in 2003 and $828,650 in 2004.

      o     Audit-related   fees:   $33,500   in  2003  and   $21,500   in  2004
            audit-related fees, which consisted mainly of the audits of employee benefit plans.

      o Other fees: $1,500 in 2003 and $1,700 in 2004 related to fees paid for access to an accounting and auditing electronic library.

      o     Tax fees: none in 2003 and 2004.

      The Audit Committee has established controls and procedures that require the pre-approval of all audit, audit-related and permissible non-audit services provided by the independent auditor in order to ensure that the rendering of such services does not impair the auditor's independence. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit, audit-related or permissible non-audit services, and the member to whom such delegation was made must report any pre-approval decisions at the next scheduled meeting of the Audit Committee. Under the pre-approval policy, audit services for the Corporation are negotiated annually. In the event that any additional audit services not included in the annual negotiation, audit-related or permissible non-audit services are required by the Corporation, an amendment to the existing engagement letter or an additional proposed engagement letter should be obtained from the auditor and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve auditor services. During 2004 all auditors' fees were pre-approved by the Audit Committee.

                                   PROPOSAL #3
        RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

      The firm of PricewaterhouseCoopers LLP has been selected as the Independent Registered Public Accounting Firm of the Corporation for the fiscal year ending December 31, 2005. The firm will be represented at the Annual Meeting and representatives will have the opportunity to make a statement, if they so desire, and also will be available to respond to appropriate questions. The affirmative vote of a majority of the total votes eligible to be cast at the Annual Meeting is required for approval of this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE-WATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005. THE VOTE OF THE HOLDERS OF THE MAJORITY OF THE TOTAL VOTES ELIGIBLE TO BE CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

                              STOCKHOLDER PROPOSAL

      Any proposal that a stockholder wishes to have presented at the next Annual Meeting of the Corporation must be received at the main offices of First BanCorp not later than December 20, 2005. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the "Act"), it will be included in the Proxy Statement and set forth in the form of proxy issued for the next Annual Meeting of Stockholders. All such proposals should be sent by certified mail, return receipt requested, to the attention of the Secretary.

                                  OTHER MATTERS

      Management of the Corporation does not know of any business to be brought before the Annual Meeting other than that specified herein. However, if any other matters are properly brought before the Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the person voting the proxies.

      The cost of solicitation of proxies will be borne by the Corporation. First BanCorp has retained the services of Morrow & Co., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arranged with Morrow & Co. is in the amount of $3,500 plus reimbursement for out-of-pocket expenses. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First BanCorp's common stock. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies personally or by telephone without additional compensation.

                                  ANNUAL REPORT

      Stockholders have been sent a copy of the Corporation's Annual Report to Stockholders for the fiscal year ended December 31, 2004, along with the Proxy Statement. Such Annual Report is not part of the proxy solicitation material. Upon receipt of a written request, the Corporation will furnish to any stockholder, without charge, a copy of the Corporation's Annual Report on Form 10-K under Section 13 of the Securities Exchange Act of 1934 and the list of exhibits thereto required to be filed with the Securities Exchange Commission under applicable law. Such written request must set forth a good faith representation that the person making the request is, as of March 14, 2005, the owner of record of shares of common stock entitled to vote at the Annual Meeting and should be directed to Carmen Gabriella Szendrey-Ramos, Secretary, First BanCorp, 1519 Ponce de Leon Avenue, Santurce, Puerto Rico 00908.

BY ORDER of the Board of Directors
March 22, 2005.

                                    EXHIBIT I

                    INDEPENDENCE PRINCIPLES FOR DIRECTORS OF
                                  FIRST BANCORP

      A majority of the directors will be independent directors under the New York Stock Exchange (NYSE) rules. The board has determined that seven of First BanCorp's nine directors are independent.

      First BanCorp will seek to have a minimum of six independent directors at all times.

      To be considered independent and as directed by the NYSE rules, the board must determine that a director does not have any direct or indirect material relationship with First BanCorp. The board has established the following guidelines to assist it in determining director independence in accordance with the rule:

      A director is not independent if:

      a.    He or she is an employee.

      b. His or her immediate family member(1) is or has been within the last three years, an executive officer of the Corporation.

      c. He or she receives, or whose immediate family member receives or has received during any twelve-month period within the last three years, more that $100,000 per year in direct compensation from the Corporation, excluding director and committee fees and pension, provided such compensation is not contingent in any way on continued service.

      d. He or she has not been deemed independent by the full board of directors.

      e.    He or she or an immediate  family  member is a current  partner of a
            firm  who  serves  as  an  internal  or  external   auditor  of  the
            Corporation.

      f. He or she is an employee of a firm who serves as an internal or external auditor of the Corporation.

      g. He or she is has an immediate family member who is an employee of a firm who serves as an internal or external auditor of the
            Corporation and who participates in the Corporation's audit, assurance or tax compliance (excluding tax planning).

      h. He or she or an immediate family member is currently or has been within the past three years (but no longer is) a partner in the firm who serves as an internal or external auditor of the Corporation and personally worked on the Corporation's audit during that time.

      i. He or she is employed or has been employed within the last three years, or whose immediate family member is employed or has been employed within the last three years as an executive officer of another company where any of the Corporation's present executives serve or served within the same period of time on that company's compensation committee.

      j. He or she is an executive officer or an employee or has been within the last three years, or whose immediate family member is an executive officer or has been within the last three years, of a company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidates gross revenues. Except that donations to tax exempt organizations will not be considered "payments" for purposes of this provision.

      k. He or she regularly acts as a consultant, advisor or in a similar capacity in matters that concern or impact corporate strategic decisions, structure or planning.

      l. He or she regularly acts as management's consultant, advisor or in a similar capacity regarding matters related to the operation of the corporation's business.

      A director of the Corporation will not fail to be independent under these Principles solely as a result of lending relationships, deposit or other banking relationships between the Corporation and its subsidiaries, on the one hand, and a company with which the director is affiliated by reason of being a director, officer or a significant shareholder, on the other provided that:

      a. such relationships are in the ordinary course of business of the Corporation and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated person; and

      b. with respect to such extensions of credit by the Corporation or its subsidiaries to such company or its subsidiaries:

            1. Such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and the provisions of the Puerto Rico Banking Law applicable to loans to directors and officers.

            2. No event of default has occurred under the extension of credit.

-------------------
1 The amended regulations define Immediate Family Member as a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and anyone (other that domestic employees) who shares such person's home.

                                   EXHIBIT II

                                  FIRST BANCORP

                         CORPORATE GOVERNANCE STANDARDS
                                December 21, 2004

COMPOSITION OF THE BOARD AND QUALIFICATIONS OF DIRECTORS

      1 Pursuant to the Corporation's By-Laws, the Board has fixed the number of directors to nine. A substantial majority of the Board shall be composed of directors who meet the requirements for independence established in the Corporation's "Independence Principles" which shall incorporate, at a minimum, those established by the New York Stock Exchange and the Securities and Exchange Commission. The Board shall make a determination at least annually as to the independence of each director, in accordance with standards that are disclosed to the shareholders.

      2. All directors should be persons of the highest integrity, who abide by exemplary standards of business and professional conduct. Directors should possess the skills and judgment, and the commitment to devote the time and attention, necessary to fulfill their duties and responsibilities.

      3. Directors are elected by the shareholders at the Annual Meeting of Shareholders for a three-year term. In the event of vacancies on the Board, the Board may elect directors to serve until the next Annual Meeting.

      4. A director shall notify the Chair of the Governance Committee prior to accepting an invitation to serve on the board of another company or a not-for-profit organization. The Governance Committee shall evaluate and advise the Board whether, by reason of conflicts in regular meeting schedules or business or competitive considerations, simultaneous service on the other board may impede the director's ability to fulfill his or her responsibilities to the Corporation.

      5. The Board believes that the judgment as to the tenure of an individual director should rest on an assessment by the Governance Committee of his or her performance and contributions to the Board. Accordingly, there is no predetermined limit on the number of three-year terms to which a director may be re-elected prior to his or her 70th birthday. As established in the Corporation's by-laws, no person may stand for election to the Board after age 70.

RESPONSIBILITIES OF DIRECTORS

      6. The Board believes that the primary responsibilities of directors are to exercise their business judgment in good faith, to act in what they reasonably believe to be in the best interest of all shareholders, and to ensure that the business of the Corporation is conducted so as to further the long-term interests of its shareholders.

      7. Directors shall receive and review appropriate materials in advance of meetings relating to matters to be considered or acted upon by the Board and its committees. Directors are expected to prepare for, attend and participate actively and constructively in all meetings of the Board and of the committees on which they serve.

      8. Directors are expected to become and remain well informed about the business, performance, operations and management of the Corporation; general business and economic trends affecting the Corporation; and principles and practices of sound corporate governance.

      9. In consultation with the Governance Committee, management shall provide programs for director orientation and information about programs for continuing director education in areas of importance to the Corporation.

      10. A director shall not participate in the discussion of or decision on any matter in which he or she has a personal, business or professional interest other than his or her interest as a shareholder of the Corporation. Directors shall promptly inform the Chairman of the Board regarding any actual or potential conflict of interest.

COMPOSITION OF BOARD COMMITTEES

      11. The Board shall establish such standing committees as it deems appropriate and in the best interests of the Corporation. The current standing committees of the Board are the Audit Committee, the Compensation and Benefits Committee and the Corporate Governance and Nominating Committee.

      12 The Governance Committee shall recommend and the Board shall appoint, annually and as vacancies or new positions occur, the members of the standing committees and the committee chairs. The Governance Committee shall annually review the membership of the committees, taking account of both the desirability of periodic rotation of committee members and the benefits of continuity and experience in committee service.

      13. All members of the Audit, Corporate Governance and Nominating and Compensation Committees shall meet the Corporation's Independence Principles and the independence requirements set forth in the of the New York Stock Exchange.

BOARD OPERATIONS

      14 The Board shall hold at least 6 regular meetings per year, and shall meet more frequently as circumstances may require.

      15. The Governance Committee shall recommend and the Board shall appoint, annually and as vacancies occur, a Chairman of the Board.

      16. The Board will conduct an executive session of non-management directors (as defined by the New York Stock Exchange) at regular intervals.

      17. Directors shall have unfettered access to management and employees of the Corporation and to its inside and outside counsel and auditors. Executive officers and other senior management are expected to be present at Board meetings at the invitation of the Board.

      18. Directors who are deemed independent by the board shall meet at regularly scheduled sessions without management at leas twice a year. The chairman of the independent director's Committee shall be elected by the full board.

      19. The Board shall establish methods by which interested parties may communicate directly with them or with the non-management directors as a group, and shall cause such methods to be disclosed in the proxy statement.

      20. The Board and each standing committee will conduct an annual self evaluation in order to assess the adequacy and effectiveness of the Board and each committee on which they serve.

 COMMITTEE OPERATIONS

      21. Each standing committee of the Board will have a charter that is approved by the Board and sets forth the purposes, duties and responsibilities of the committee. At least annually, the members of each committee will evaluate the adequacy of the committee's charter, and will conduct an evaluation of its performance and effectiveness in fulfilling the duties and responsibilities set forth in the charter.

      22. The chair of each committee shall report to the Board following each meeting of the committee on the principal matters reviewed or approved by the committee and its recommendations as to actions to be taken by the Board. All directors will receive copies of all minutes of standing committee meetings.

OVERSIGHT OF THE BUSINESS AND MANAGEMENT

      23. The Board shall approve a Code of Business Conduct and Ethics applicable to directors, officers and employees of the Corporation, which prohibits retaliation in any form against anyone who reports suspected violations. Any amendments to the Code or waivers of its provisions for directors or executive officers shall be approved by the Audit Committee and promptly disclosed to shareowners.

EXECUTIVE COMPENSATION

      24. With input from the full Board, the Compensation and Benefits Committee shall annually approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer. The CEO will report to the Board on progress in achieving these goals. The Compensation and Organization Committee shall determine the CEO's compensation based on an evaluation of his or her performance in light of these goals and objectives.

      25. All equity-based compensation plans shall be approved by the shareholders.

      26. Incentive compensation plans will be based on principles and policies for executive compensation recommended by the Compensation and Benefits Committee and approved by the Board.

BOARD COMPENSATION

      27. Board Compensation - Directors who are Company employees shall not be compensated for their services as Directors. The Board of Directors shall determine the form and amount of compensation for non-management Directors. The Board shall be sensitive to questions of independence that may be raised where Director fees and expenses exceed customary levels for companies of comparable scope and size.

SUCCESSION PLANNING

      28. As part of the annual officer evaluation process, the Compensation and Benefits Committee works with the CEO to plan for CEO succession, as well as to develop plans for interim succession for the CEO in the event of an unexpected occurrence. Succession planning may be reviewed more frequently by the Board as it deems warranted.

SHAREHOLDERS

      29.   All shareholders have equal voting rights.

      30. The Board will develop, approve and annually review Corporate Governance Standards that are disclosed each year to shareowners in the proxy statement.

                COMMUNICATING CONCERNS TO THE BOARD OF DIRECTORS

      Any person who has a concern about First BanCorp's governance, corporate conduct, business ethics or financial practices may communicate that concern to the Board of Directors. Concerns may be submitted in writing to the Chairman of the Board or to the non-management directors as a group in care of the Office of the Corporate Secretary at the Corporation's headquarters, or by email to directors@firstbancorppr.com or thenetwork@firstbankpr.com. Concerns may also be communicated to the Board by calling the following toll-free Hotline telephone number 1-877-888-0002 Any concern relating to accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee.

      First BanCorp policy prohibits the Corporation and any of its employees from retaliating in any manner, or taking any adverse action, against anyone who raises a concern or helps to investigate or resolve it. However, anyone who prefers to raise a concern in a confidential, anonymous manner may do so by calling the Hotline.

      Concerns communicated to the Board will be addressed through the Corporation's Third Party Complaint Procedures. Depending upon the nature of the concern, it may be referred to the Corporation's Internal Audit Department, the Legal or Finance Department, or other appropriate departments. As they deem necessary or appropriate, the Chairman of the Board or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the Audit Committee or the full Board, or that they receive special treatment, including the retention of outside counsel or other outside advisors.

      The status of concerns communicated to the Board will be reported periodically to the Chairman and/or the Chair of the Audit Committee, as appropriate.

                                   EXHIBIT III

                                  FIRST BANCORP
                             AUDIT COMMITTEE CHARTER

I.    PURPOSE

      The Audit Committee is appointed by the Board of Directors (the "Board") to assist in monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements, (3) the objectivity and performance of the Corporation's internal and external auditors, and (4) the Independent Registered Public Accounting Firm's qualifications and independence.

II.   COMPOSITION

      The Audit Committee shall be composed of a minimum of three Directors, as determined by the Board. The members of the Audit Committee shall meet the requirements of the Corporation's Independence Principles for Directors and the independence and experience requirements of the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the full Board. The qualifications and independence of the Audit Committee members shall be evaluated annually by the Board.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Independent Registered Public Accounting Firm for purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or Independent Registered Public Accounting Firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

III.  RESPONSIBILITIES

      The Audit Committee shall:

      1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      2. Review and discuss with management and the Independent Registered Public Accounting Firm significant financial reporting issues and judgment made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles, any significant deficiencies as to the adequacy of the Corporation's internal controls and any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

      3. Meet to review and discuss with management and the Independent Registered Public Accounting Firm the annual audited financial statements and quarterly financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation's Form 10-K.

      4. Review and discuss with management (including senior internal audit executive) and the Independent Registered Public Accounting Firm the Corporation's internal controls report and the Independent Registered Public Accounting Firm's attestation of the report prior to the filing of the Corporation's Form 10-K.

      5. Review and discuss with management and the Independent Registered Public Accounting Firm the Corporation's quarterly financial statements prior to the filing of the Form 10-Q, including the results of the Independent Registered Public Accounting Firm's review of the quarterly financial statements.

      6. Discuss with management and the Independent Registered Public Accounting Firm the Corporation's, as appropriate, earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

      7. Review disclosures made to the Audit Committee by the Corporation's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

      8. Meet periodically with management to review the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      9. Recommend to the Board the appointment of the Independent Registered Public Accounting Firm, which firm is ultimately accountable to the Audit Committee and the Board. The Audit Committee shall have the sole authority and responsibility to select, evaluate and if necessary replace the The Independent Registered Public Accounting Firm. The Audit Committee shall pre-approve all audit engagement and all permitted non-audit services (including fees and terms thereof) to be performed for the Corporation by its Independent Registered Public Accounting Firm.

      10. Obtain and review a report from the Independent Registered Public Accounting Firm at least annually regarding:

            (a) The Independent Registered Public Accounting Firm's internal quality-control procedures.

            (b) Any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

            (c) All relationships between the Independent Registered Public Accounting Firm and the Corporation.

      11. Evaluate the qualifications, performance and independence of the Independent Registered Public Accounting Firm, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. The Audit Committee should present its conclusions with respect to the Independent Registered Public Accounting Firm to the Board.

      12.   Ensure the rotation of the audit partners as required by law.

      13. Review and discuss quarterly reports from the Independent Registered Public Accounting Firm on:

            (a)   All critical accounting policies and practices to be used.

            (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Registered Public Accounting Firm.

            (c) The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

            (d) Other material written communication between the Independent Registered Public Accounting Firm and management, such as any management letter issued, or proposed to by issued, by the audit firm and the Corporation's response to that letter.

            (e)   Any schedule of unadjusted differences.

      14. Meet with the Independent Registered Public Accounting Firm prior to the audit to review the planning and staffing of the audit.

      15. Obtain from the Independent Registered Public Accounting Firm assurance that Section 10A(b) of the Security and Exchange Act of 1934 has not been implicated.

      16. Discuss with the Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

      17. Review with the Independent Registered Public Accounting Firm any problems or difficulties they may have encountered. Such review should include:

            (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

            (b) Any changes required in the planned scope of the internal audit.

            (c) Any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement team.

            (d) Review the internal audit department responsibilities, budget and staffing.

      18. Recommend to the Board the appointment and replacement of the senior internal auditing executive.

      19. Review the significant reports to management prepared by the internal auditing department and management's responses.

      20. Prepare the report required by the rules of the Commission to be included in the Corporation's annual proxy statement.

      21. Obtain reports from management, the Corporation's senior internal auditing executive and the Independent Registered Public Accounting Firm that the Corporation's subsidiary and foreign affiliates, if any, are in conformity with applicable legal requirements and the Corporation's Code of Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's Code of Conduct.

      22.   Review with the Corporation's General Counsel legal matters that may
            have  a  material   impact  on  the  financial   statements  or  the
            Corporation's compliance policies and internal controls.

      23. Discuss with management and the Independent Registered Public Accounting Firm any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

      24. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      25. Recommend to the Board policies for the Corporation's hiring of employees or former employees of the Independent Registered Public Accounting Firm.

      26. Meet periodically with the chief financial officer, the senior internal auditing executive and the Independent Registered Public Accounting Firm in separate executive sessions, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate.

      27. The Audit Committee shall meet as often as it determines, but not less frequently than quarterly.

      28.   The Audit Committee shall make regular reports to the Board.

      29. The Audit Committee shall conduct and present to the Board an annual performance evaluation of the Committee.

LIMITATION OF AUDIT COMMITTEE'S ROLE

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the Independent Registered Public Accounting Firm.

                                REVOCABLE PROXY

                                 FIRST BANCORP
                           1519 Ponce De Leon Avenue
                             San Juan, Puerto Rico

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------
The undersigned hereby appoints Jose Julian Alvarez, Angel Alvarez Perez and Jose Teixidor-Mendez as Proxies, each with the power to appoint a substitute, and hereby authorizes them to vote as designated on the reverse, all shares of common stock of First BanCorp held of record by the undersigned on March 14, 2005 at the Annual Meeting of Stockholders to be held on April 28, 2005 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS 1, 2, AND 3.


                     (Continued, and to be dated and signed on the reverse side)



                                 FIRST BANCORP
                                 P.O. BOX 11089
                                 NEW YORK, N.Y. 10203-0089

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

|  |
|__|                                              \/ DETACH PROXY CARD HERE \/
------------------------------------------------------------------------------------------------------------------------------------

            MARK. SIGN. DATE AND RETURN
            THE PROXY CARD PROMPTLY                    |X|
            USING THE ENCLOSED ENVELOPE.     VOTES MUST BE INDICATED
                                            (X) IN BLACK OR BLUE INK

1. To elect the following directors for a term of three years:                                                FOR   AGAINST  ABSTAIN

Annie Astor-Carbonell, Jorge L. Diaz, Jose Menendez Cortada                  2. To ratify the appointment     |_|     |_|      |_|
                                                                                of PricewaterhouseCoopers
                                                                                LLP as the Corporations
  FOR ALL NOMINEES   |_|    WITHHOLD AUTHORITY   |_|    *EXCEPTIONS   |_|       Independent accountants for
  listed above              to vote for all                                     fiscal year 2005.
                            nominees listed above
                                                                             3. To consider any other         |_|     |_|      |_|
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL  NOMINEE,      matters that may be
MARK THE  "EXCEPTIONS"  BOX AND  WRITE  THAT  NOMINEE'S  NAME IN THE SPACE      properly brought up for
PROVIDED BELOW).                                                                consideration at the Annual
                                                                                Meeting
*Exceptions
            --------------------------------------------------------------
                                                                                  To change your address, please mark this box.  |_|


                                                                                 To include any comments, please mark this box.  |_|


                                                                                 __________________________________________________
                                                                                |                                                  |
                                                                                   S C A N  L I N E                                |
                                                                                |__________________________________________________|



Please sign  exactly as name appears  hereon.  When shares are held by joint tenants,  both should sign. When signing as attorney,  executor, administrator, trustee or guardian, please sign in full corporate name
by President or other  authorized  officer.  If a partnership,  please       ------------------------------  -----------------------
sign in partnership name by authorized person.                               Date    Share Owner sign here   Co-Owner sign here


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